                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2003 relating to the financial statements and financial statement schedule, which appears in Unit Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers

Tulsa, Oklahoma
March 31, 2003